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                                                                  EXHIBIT 11.1



                       IRIDIUM WORLD COMMUNICATIONS LTD.

                 COMPUTATION OF LOSS PER CLASS A COMMON SHARES
                        (In Thousands Except Share Data)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                             --------------------------------------------
                                                                     1997                     1998
                                                             -------------------      -------------------
NET LOSS APPLICABLE TO CLASS A COMMON SHARES:

Net loss                                                       $              -         $         17,426
                                                             -------------------      -------------------
Net loss applicable to Class A Common shares                   $              -         $         17,426
                                                             ===================      ===================

AVERAGE NUMBER OF CLASS A SHARES:

Average number of Class A Common shares outstanding                           -               12,008,654

Diluted adjustments (2):
     Assumed exercise of options and warrants                                 -                1,560,000
                                                             -------------------      -------------------

Average number of Class A Common shares assumed to be
     outstanding, assuming dilution                                           -               13,568,654
                                                             ===================      ===================

NET LOSS PER CLASS A COMMON SHARE:

Basic (1)                                                      $              -         $           1.45

Diluted (2)                                                    $              -         $           1.28
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(1)    The assumed exercise of options and warrants in periods of net loss are anti-dilutive and are not included in the computation and presentation of loss per Class A Common share.

(2) The assumed exercise of options and warrants are anti-dilutive but are included in the calculation of diluted loss per Class A Common share in accordance with Regulation S-K, Item 601 (a) (11).


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